Exhibit 99.1

Nano Dimension Adopts Limited Duration Shareholder Rights Agreement

Waltham, Mass., February 2, 2026 (GLOBE NEWSWIRE) -- Nano Dimension Ltd. (Nasdaq: NNDM) (“Nano Dimension” or the “Company”), a leader in digital manufacturing solutions, today announced that its Board of Directors (the “Board”) has adopted a limited duration shareholder rights agreement (the “Rights Agreement”).

The adoption of the Rights Agreement is intended to protect the long-term interests of Nano Dimension and all Nano Dimension’s holders of American Depository Shares (“ADSs”) and enable them to realize the full potential value of their investment in the Company. The Rights Agreement is designed to reduce the likelihood that any entity, person or group would gain control of, or exert significant influence over, Nano Dimension.

The Rights Agreement is not intended to prevent or interfere with any action with respect to Nano Dimension that the Board determines to be in the best interests of the Company. Instead, it will assist the Board with fulfilling its fiduciary duties to the Company by ensuring that the Board has sufficient time to make informed judgments about any attempts to gain control or significantly influence Nano Dimension. The Rights Agreement will encourage anyone seeking to gain a significant interest in Nano Dimension to negotiate directly with the Board prior to attempting to gain control or significantly influence the Company.

The Rights Agreement is similar to those adopted by other similarly positioned publicly traded companies. Pursuant to the Rights Agreement, Nano Dimension will issue one special purchase right for every one ADS outstanding at the close of business on February 13, 2026. Each right will allow its holder to purchase from Nano Dimension one (1) ADS, at a purchase price of $0.01 per ADS, once the rights become exercisable. The rights would become exercisable only if an entity, person or group acquires beneficial ownership of 9.99% or more of Nano Dimension’s outstanding ordinary shares in a transaction or transactions not approved by the Board. The rights under the Rights Agreement will expire on February 1, 2027. The Rights Agreement does not restrict shareholders from engaging in a public proxy or consent solicitation.

Further details about the Rights Agreement will be contained in a Current Report on Form 8-K and in a Registration Statement on Form 8-A that the Company will file with the U.S. Securities and Exchange Commission (“SEC”).

As previously disclosed, the Board, with the support of its financial advisors, Guggenheim Securities, LLC and Houlihan Lokey, continues to advance a structured and data driven strategic alternatives review process. This thorough and comprehensive process is progressing in-line with the Company’s stated plan and remains focused on evaluating all options to maximize shareholder value. The Company expects to provide additional information on this process during its upcoming earnings call, to the extent updates are available.

Advisors

Paul Hastings LLP is serving as legal counsel to the Company and Houlihan Lokey is serving as financial advisor to the Company.

About Nano Dimension

Driven by strong trends in onshoring, national security, and increasing product customization, Nano Dimension Ltd. (Nasdaq: NNDM) delivers advanced Digital Manufacturing technologies to the defense, aerospace, automotive, electronics, and medical devices industries, enabling rapid deployment of high-mix, low-volume production with IP security and sustainable manufacturing practices. For more information, please visit https://www.nano-di.com/.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions or variations of such words are intended to identify forward-looking statements. For example, Nano Dimension is using forward-looking statements in this press release when it discusses: the intention of the Rights Agreement to protect the long-term interest of Nano Dimension and enable the ADS holders to realize the full potential value of their investment in the Company; the record date and expiration date of the Rights Agreement; that the Rights Agreement will encourage anyone seeking to gain a significant interest in Nano Dimension to negotiate directly with the Board prior to attempting to gain control or significantly influence the Company and other anticipated benefits and expected consequences of the Rights Agreement; the exercisability of the rights under the Rights Agreement; the strategic alternatives review process; and all other statements other than statements of historical fact that address activities, events or developments that Nano Dimension intends, expects, projects, believes or anticipates will or may occur in the future. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. These forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Because such statements deal with future events and are based on the current expectations of Nano Dimension, they are subject to various risks and uncertainties. The forward-looking statements contained or implied in this communication are subject to other risks and uncertainties, including those discussed under the heading “Risk Factors” in Nano Dimension’s annual report on Form 20-F filed with the SEC on May 12, 2025, and in any subsequent filings with the SEC. Except as otherwise required by law, Nano Dimension undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this communication. Nano Dimension is not responsible for the contents of third-party websites.

Contacts:

Investors: Purva Sanariya

Director, Investor Relations

ir@nano-di.com

Media: Samuel Manning

Principal Manager, External Communications

press@nano-di.com